EXHIBIT 2

      SALE AND TRANSFER AGREEMENT CONCERNING AMERICAN DEPOSITARY RECEIPTS
      -------------------------------------------------------------------

     among

     Tele Columbus GmbH, Peiner Strasse 8, 30519 Hanover, represented by the general manager Dr. Herbert Leifker and the holder of a special commercial power of attorney (Prokurist) Mr. Andreas Knuppel

                                             - hereinafter referred to as "TC" -

     and

     Sutton Park International Limited, 17 Dame Street, Dublin 2, Ireland, a wholly-owned subsidiary of MFC Bancorp Ltd., represented by Mr. Michael J. Smith

                                            - hereinafter referred to as "SPI" -

     and

     Digitale Telekabel AG, Peiner Strasse 8, 30519 Hanover, represented by the members of the management board Messrs. Horst Brinkmeier and Peter Heidenfelder

                                    - hereinafter referred to as the "Company" -


                                    PREAMBLE
                                    --------

     WHEREAS, TC is the legal and beneficial owner of 679,772 of a total of 750,000 American Depository Receipts (the "ADRS") representing American Depository Shares (the "ADSs") which have been issued on the shares of the Company. The Company is registered with the Commercial Register of the Local Court of Hanover under HRB 59537. The ADRs of the Company are listed on the NASDAQ Small-Cap Market and traded there under the securities identification number 25387W109 and on the over-the-counter market of the Frankfurt Stock Exchange and Berlin Stock Exchange as well as XETRA under the securities identification number 879531. TC desires to sell such ADRs. SPI wishes to purchase such ADRs.

     NOW,  THEREFORE,  the  parties  agree  to  the  following:

                               1.  OBJECT OF SALE
                               ------------------

     1.1 The share capital of the Company is DEM 3,750,000.00 (in words: three million and seven hundred and fifty thousand German marks). 750,000 bearer shares with a nominal value of DEM 5.00 per share have been issued on the share capital. All of the shares have been duly and lawfully issued and have been fully paid-in. Pursuant to Section 4 paragraph 3 of the Articles of

Association of the Company, the rights of shareholders to individual certificates representing their shares are excluded. One global certificate representing all the shares has been issued and has been deposited with Dresdner Bank AG, Frankfurt am Main ("Dresdner Bank"). Dresdner Bank AG, Frankfurt am
Main is acting as the custodian (the "Custodian") within the meaning of the Depositary Agreement (the "Depositary Agreement") of December 30, 1996, as amended September 27, 1999, by and between the Company and the Bank of New York, which is acting as the depositary bank (the "Depositary"). Pursuant to the Depositary Agreement, the Depositary has issued 750,000 ADRs representing 750,000 ADSs, each representing one bearer share of the Company with a nominal value of DEM 5.00.

     1.2 TC is the legal and beneficial owner of 679,772 (in words: six hundred and seventy-nine thousand and seven hundred and seventy-two) ADRs of the Company.

                                    2.  SALE
                                    --------

     2.1 TC hereby sells its 679,772 ADRs of the Company to SPI pursuant to the provisions of this Agreement. From and after the Closing SPI shall be entitled to any profits for the current financial year as well as any undistributed profits for the preceding financial years.

     SPI accepts the sale pursuant to the terms and conditions of this Agreement.

                               3.  PURCHASE PRICE
                               ------------------

     3.1 The purchase price (the "Purchase Price") shall be DEM 6,780,400.00 (in words: six million seven hundred eighty thousand and four hundred German marks) subject to the Purchase Price Adjustment pursuant to Section 3.2.

     3.2 The Purchase Price shall be adjusted upwards or downwards as follows (the "Purchase Price Adjustment"):

     (i) the Purchase Price shall be reduced by 90% of the amount by which the shareholders' equity recorded in the Closing Statement (as defined below) falls short of DEM 3,750,000 (in words: three million seven hundred fifty thousand German marks) on the date of Closing.

     (ii) the Purchase Price shall be increased or reduced by 90% of the amount by which the sum of the cash and cash equivalents of the Company recorded in the Closing Statement falls short of or exceeds DEM 7,256,000.00 (in words: seven million two hundred fifty-six thousand German marks) on the date of Closing.

     When calculating the Purchase Price Adjustment there shall be no double counting.

     3.3 The Purchase Price for the ADRs shall be paid in two installments. The first installment in the amount of DEM 6,530,400.00 (in words: six million five hundred thirty thousand four hundred German marks) shall be due on the date of Closing and paid to the Escrow Account maintained by the Escrow Agent (both as  defined  in  the  Escrow  Agreement,  attached  in  Schedule  I hereto) on a
                                                        -----------
payment-versus-delivery basis (Zug um Zug) in exchange for the transfer and assignment of the ADRs. The balance of the Escrow Account shall be released by the Escrow Agent in accordance with the terms of the Escrow Agreement, if applicable, taking into account any Purchase Price Adjustment following the final determination of the Closing Statement.

Should the Purchase Price following the Purchase Price Adjustment (if applicable, taking into account any claims by SPI against TC arising out of
Section 8.1, 9.1 and/or 9.6), exceed the amount set forth in Section 3.1, SPI shall pay the difference to TC within 30 days of the final determination of the Closing Statement.

The second installment in the amount of DEM 250,000.00 (in words: two hundred fifty thousand German marks), if applicable taking into account claims by SPI against TC arising out of Sections 8.1, 9.1 and/or 9.6, shall be due on December 31, 2002.

     3.4 Any and all payments to TC from the Escrow Agent or SPI may only be made to TC's account, account no. 150 42 32 at the Commerzbank AG, Hanover, bank code 250 400 66.

                              4.  CLOSING STATEMENT
                              ---------------------

     4.1 The Company shall prepare closing financial statements (comprising a balance sheet and income statement) as of the date of Closing (the "Closing Statement") together with a calculation of the Purchase Price Adjustment which it shall provide to TC, SPI and the accounting firm Schwantag & Kraushaar GmbH, Siesmayerstrasse 12, 60323 Frankfurt am Main, within thirty days of the date of Closing. The Closing Statement shall be prepared in accordance with the generally accepted principles of accounting and balance sheet preparation in Germany, including the accounting principles provided by the German Commercial Code (Handelsgesetzbuch) for large stock corporations applied on a consistent basis in preparing the balance sheet and performing valuations.

     4.2 Schwantag & Kraushaar GmbH shall then audit the Closing Statement within thirty days and send a copy of the Closing Statement so audited together with its audit report and certificate to the Company, TC and SPI. TC shall bear any all costs in relation to such audit, including, but not limited to, the fees and expenses of Schwantag & Kraushaar GmbH.

     4.3 Within thirty days of receipt of the audited Closing Statement by it, SPI shall inform TC in writing of whether or not it approves or objects to the audited Closing Statement. In the event that SPI objects to the audited Closing Statement, such information must also state the grounds therefor. If SPI informs TC of its approval within the specified period or should it fail to inform TC during the specified period, the audited Closing Statement and, if applicable, the Purchase Price Adjustment derived therefrom, shall be deemed finally determined.

     4.4 Should SPI object to the audited Closing Statement, SPI and TC shall discuss a solution of the objections on the part of SPI in good faith and make an attempt to reach an agreement.

     4.5 Should SPI and TC fail to reach an agreement within thirty days subsequent to TC receiving the information referred to in Section 4.3, each of SPI and TC may request the Institut fur

Wirtschaftsprufer in Deutschland, e.V., Tersteegenstrasse 14, 40474 Dusseldorf (the "IWD") that it select and appoint an auditor (the "Auditor") who shall render a final, binding opinion within the meaning of Sec. 317 of the German Civil Code (Burgerliches Gesetzbuch: BGB) to TC and SPI in respect of the objections on the part of SPI to the audited Closing Statement. The
Auditor's opinion must be in German, observe the principles of preparing the Closing Statement pursuant to Section 4.1, and to the extent that the Auditor determines that amendments to the audited Closing Statement are required, include an amended version of the Closing Statement and a new calculation of the Purchase Price Adjustment. The Closing Statement, as amended, if applicable, together with the Purchase Price Adjustment derived therefrom, shall be deemed final and binding upon the parties of the date of receipt of the Auditor's opinion (together, if applicable, with an amended version of the Closing Statement and a new calculation of the Purchase Price Adjustment) by SPI and TC. The costs of the Auditor and the IWD shall be borne by SPI and TC as set forth in Sections 91 and 92 of the German Code of Civil Procedure (Zivilprozessordnung) which shall apply mutatis mutandis. The Auditor shall also include in his opinion a decision regarding the allocation of the costs.

     4.6 SPI, TC and the Company shall ensure that the Auditor is granted access to the working papers of Schwantag & Kraushaar GmbH.

                            5.  TRANSFER OF THE ADRS
                            ------------------------

     5.1 At the Closing, TC shall transfer and assign to SPI title to 679,772 ADRs of the Company free from all rights of third parties on a payment-versus-delivery basis (Zug um Zug) in exchange for payment of the Purchase Price to the Escrow Agent. SPI shall accept such transfer and assignment.

     5.2 Title to the 679,772 ADRs of the Company shall be transferred and assigned by means of a written agreement of assignment and credit through Dresdner Bank to a securities deposit account designated and maintained by SPI at Dresdner Bank. SPI and TC agree that the transfer and assignment of title to the 679,772 ADRs of the Company to SPI pursuant to this Agreement shall only take effect at the Closing if and to the extent that the Purchase Price for the ADRs has been credited on the Escrow Account.

                                   6.  CLOSING
                                   -----------

     6.1 The Closing shall take place in the offices of Cleary, Gottlieb, Steen & Hamilton, Neue Mainzer Strasse 52, 60311 Frankfurt am Main, or at another location agreed to by the parties within five days of the fulfillment of the condition set forth in Section 6.2 (ix) (the "Closing").

     6.2 The obligation of SPI to accept the transfer and assignment and to pay the Purchase Price, is subject to the condition precedent for SPI that (i) no material adverse change in the financial situation of the Company has occurred since the date of signing this Agreement, (ii) the ADRs of the Company have continued to be listed on the NASDAQ Small-Cap Market and the Company has not received a notice from NASDAQ according to which the suspension or termination of the Company's inclusion has been determined or is immediately forthcoming, (iii) the Company has provided SPI with a copy of all written and a summary of all verbal communications to and from the National Association of Securities Dealers, Inc. (the "NASD") and NASDAQ, (iv) the current members of the management board of the Company have been removed from office with effect as of  the  Closing  and the persons enumerated in Annex 6.2 have been appointed as
                                                ---------
the new members of the management board with effect as of the Closing and the respective applications have been filed with the competent commercial register,
(v) the current members of the supervisory board of the Company have resigned from office with effect as of the Closing and the respective application has been filed with the competent commercial register, (vi) the Company has revoked with effect as of the date of Closing all and any special commercial powers of attorney (Prokuren) and other commercial powers of attorney (Handlungsvollmachten) granted on behalf of the Company and the respective applications have been filed with the competent commercial register, (vii) the Company has effectively terminated the agreements enumerated in Annex 7.12 under
Section 1.1, 1.10, 1.14 and in Annex 7.13 under Section 1.1, (viii) TC is not in breach of any of the warranties set forth in Section 7, and (ix) the statutory waiting period under applicable merger control laws has expired or clearance by the competent merger control authorities of the transaction contemplated in this Agreement has been granted.

SPI  may  waive  individual  or  all  of these conditions by written instrument.

The obligation of TC to effect the transfer and assignment at the Closing is subject to the condition precedent set forth in Clause (ix) of the preceding sentence.

     A "material adverse change" within the meaning of this provision shall be deemed to have occurred if, between the date this Agreement is signed and the date of Closing, one or more events occur having an effect, or that can reasonably be expected to have an effect, on the financial situation of the Company reaching or exceeding DEM 500,000.00 (in words: five hundred thousand German marks).

     6.3 The parties agree to cooperate fully in order to be granted unconditional clearance from the competent merger control authorities.

     6.4 If the condition precedent set forth in Section 6.2 (ix) has not been fulfilled by November 30, 2001, SPI and TC are each entitled to withdraw from this Agreement. If the remaining conditions precedent set forth in Section
6.2 have not been fulfilled by November 30, 2001, SPI is entitled to withdraw from this Agreement.

                                 7.  WARRANTIES
                                 --------------

     TC warrants the following to SPI on the date of signing this Agreement and on the date of Closing in the form of an independent guarantee (selbststandiges Garantieversprechen):

     7.1 The Company is a stock corporation duly incorporated and validly existing under the laws of the Federal Republic of Germany.

     7.2 TC is fully authorized to execute this Agreement as well as to fulfill all of its obligations arising out of this Agreement and to perform the transactions contemplated herein. The execution and performance of this Agreement shall bring into existence legally binding and enforceable obligations.

     7.3 The share capital of the Company is DEM 3,750,000.00 (in words: three million and seven hundred and fifty thousand German marks) and is fully paid-in. Cash contributions have been made in full. Contributions in kind have been valued at fair market values. There have not been any distributions of profit (including hidden distributions) nor any return of capital (including hidden returns). There have been no violations of any post-formation provisions of the German Stock Corporation Act (Aktiengesetz).

     There have not been any control, profit transfer or silent partnership agreements concluded by the Company.

     7.4 750,000 ordinary bearer shares with a nominal value of DEM 5.00 per share have been issued on the share capital. All of the shares have been duly and lawfully issued and have been fully paid-in. Pursuant to Section 4 paragraph 3 of the Articles of Association of the Company, the rights of shareholders to individual certificates representing their shares are excluded. One global certificate representing all the shares has been issued and has been deposited with Dresdner Bank. Dresdner Bank is acting as the Custodian and the Bank of New York is acting as the Depositary. Pursuant to the Depositary Agreement, the Depositary has issued 750,000 ADRs representing 750,000 ADSs, each representing one bearer share of the Company with a nominal value of DEM 5.00.

     7.5 TC is the legal and beneficial owner of 679,772 of a total of 750,000 ADRs of the Company. TC may dispose of these ADRs of the Company without requiring the approval of any third parties nor violating any third-party rights. The ADRs being sold are not encumbered with any third-party rights, in particular, they have neither been pledged nor attached or seized nor transferred as collateral. Except the 750,000 ADRs, the 750,000 ADSs which are represented by the ADRs, and the 750,000 bearer shares of the Company each with a nominal value of DEM 5.00 which are represented by the ADSs, there are no other outstanding ADRs, ADSs or other dividend papers. There are no call options, convertible notes, warrants or other rights to purchase or acquire any ADRs, ADSs or other shares of the Company. There are no agreements, arrangements or understandings of any kind obligating the Company to issue additional ADRs, ADSs or other shares or obligating TC - except under this Agreement -, to sell ADRs, ADSs or other shares of the Company or to cause the Company to issue ADRs, ADSs or other shares.

     7.6 There have been no bankruptcy, composition or insolvency proceedings filed or initiated against the Company nor against TC. Furthermore, there are no grounds that would justify initiating such proceedings.

     7.7 The Company has filed with the U.S. Securities and Exchange Commission (the "SEC") when due true and complete copies of, all forms, reports, exhibits, schedules, statements and other documents (other than preliminary materials) required to be filed by it under the U.S. Securities Exchange Act of 1934, as amended (the "Exchange Act"), or the U.S. Securities Act of 1933, as amended, (the "Securities Act") (such forms, reports, exhibits schedules, statements and other documents, including any financial statements or schedules included therein, are referred to as the "Filings"). The Filings, at the time filed, (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein (i) not misleading (in the case of registration statements filed under the Securities Act) or (ii) not misleading in the light of the circumstances under which they were made (in the case of all other
Filings), and (b) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be, and the applicable rules and regulations of the SEC thereunder.

     7.8 The Depositary Agreement is in full force and effect and has not been amended since September 27, 1999. The ADRs of the Company are listed on the NASDAQ Small-Cap Market and traded there under the securities identification number 25387W109 and are traded on the over-the-counter market of the Frankfurt Stock Exchange and Berlin Stock Exchange as well as XETRA under the securities identification number 879531. Except for the NASDAQ policy with regard to continued listings of companies not engaged in an active business and the provisions of NASDAQ Rule 4330(f), neither the Company nor TC are aware of any facts, or if it had exercised the care of a prudent business person within the meaning of Section 347 (1) of the German Commercial Code (Handelsgesetzbuch), should have been aware of any facts which may indicate non-compliance with the regulations of the NASD or NASDAQ or which could jeopardize the listing of the ADRs of the Company on the NASDAQ Small-Cap Market.

     7.9     The  Company  does  not  own  any  real  estate.

     7.10 The Closing Statement of the Company shall be prepared in accordance with the generally accepted principles of accounting and balance sheet preparation in Germany, including the accounting principles provided by the German Commercial Code (Handelsgesetzbuch) for large stock corporations applied on a consistent basis. The Closing Statement of the Company shall completely and accurately present a fair view of the earnings situation, the business and financial condition as well as the assets and liabilities of the Company as of the date of Closing.
     7.11 The Company has not given any guarantees or assurances nor assumed any other liability for the liabilities of a third party. No third parties have given any guarantees or assurances nor assumed any liability for liabilities of the Company with the exception of the security deposit guarantee (Mietaval) set forth in Annex 7.11. The Company has not conducted any operational business
           -----------
activities since May 1, 2001, except for the endeavors of the management board to invest the capital of the Company in broadband cable networks. However, in the meantime, those negotiations have been terminated. No liabilities resulted therefrom for the Company or TC.

     7.12     Annex  7.12  contains  a complete and accurate list of all written
              -----------
and  verbal  agreements  or  arrangements  binding  upon  the  Company.

     7.13     Annex  7.13  contains  a  complete  and  accurate  list  of  all
              -----------
consultants engaged by the Company including any fee arrangements made with such consultants. As of the Closing, the Company has no effective employment relationships (including suspended employment relationships) and no unfulfilled liabilities resulting from or in connection with any employment relationships.

     7.14     Except  as  set  forth in Annex 7.14, there are no (i) outstanding
                                        ----------
administrative or judicial orders, judgments, decisions or arbitration awards issued against the Company or (ii) any current or threatened court, administrative or arbitration proceedings or investigations against the Company. There are no grounds for any complaints, lawsuits, proceedings or investigations against or by the Company. The Company has conducted its business in compliance with applicable legal regulations and all regulatory licenses and permits.

     7.15 The Company has duly and completely prepared and filed all tax returns and social security returns on a timely basis. Any taxes, social security contributions and other public charges of any kind owed by the Company relating to any periods prior to the Closing (including the period from January 1, 2001 through the date of Closing) that must be paid by the Company have been either paid when due, or to the extent that such taxes, social security contributions and other public charges were not due by the date of Closing, were fully accounted for in the Closing Statement.

                             8.  LEGAL CONSEQUENCES
                             ----------------------

     8.1 If one or more of the warranties given by TC pursuant to Section 7 of this Agreement is breached, SPI may request TC to cure the breach and bring about the condition that would exist if the warranty concerned had not been breached, within an appropriate period of time, not later however, than within four weeks following receipt of the request. Should TC fail to cure the breach within such period of time or should the cure not be feasible, TC shall indemnify SPI and the Company in respect of the breach of the warranty by paying monetary damages by means of which SPI and the Company are put in the position in which they would have been had the warranty concerned not been breached.

     8.2     Any claims by SPI pursuant to Sections 8.1 on the basis of Sections
7.1 through 7.5 of this Agreement are subject to a limitation period (Verjahrungsfrist) of five years following the Closing. Any claims pursuant to Sections 8.1 on the basis of Section 7.15 are subject to a limitation period of six months following the date of a final and binding tax assessment concerning the relevant taxes, social security contributions or other public charges. This restriction shall not apply in the case of tax evasion or tax evasion due to gross negligence. Any claims by SPI pursuant to Section 8.1 on the basis of Section 7.7 of this Agreement shall be subject to a limitation period of three years as of the date of Closing. A limitation period of two years as of the date of Closing shall apply to any other claims pursuant to Sections 8.1 on the basis of Section 7.

     8.3 Any claims against TC as of the date of Closing for cancellation (Anfechtung) on the ground of lack of important qualities of the subject matter of this Agreement or for rescission (Ruckabwicklung) or adaptation of this Agreement due to a fundamental change of the circumstances underlying the Agreement are excluded.

                             9.  SPECIAL OBLIGATIONS
                             -----------------------

     9.1 TC shall indemnify and hold harmless the Company and SPI from and against any and all liabilities asserted against the Company arising from our in connection with the matters of the Company which arise or are incurred before the Closing even if such liabilities are related to time periods before the Closing, or which materialize after the date of Closing, and irrespective of whether such liabilities are due, not yet due, limited in time, conditional, contingent or have a fixed maturity date or are required to be reflected on a balance sheet. The obligation to indemnify and hold harmless shall include in particular (i) liabilities to Deutsche Telekom AG for payment of the basic service charge through March 31, 2002,
(ii) and all liabilities arising out of and in connection with the legal relationships referred to in the Annexes 7.11 through 7.14, but with the exception of the liabilities to the NASDAQ Stock Market with respect to the NASDAQ annual fee and to the Depositary pursuant to Section 5.9 of the Depositary Agreement, provided that the liabilities arising out of the two latter legal relationships are related to time periods after the Closing and are not due until after the Closing. Moreover, TC shall indemnify the Company and SPI for any adverse effects resulting from dispositions by the current members of the management board of the Company in relation to the assets of the Company from their revocation through the registration of the revocation of the appointment of such members of the management board in the commercial register.

     9.2 The Company agrees to provide SPI without undue delay, but before the Closing, with a copy of all written and a summary of all verbal communications to and from the NASD and NASDAQ.

9.3 TC shall use its best efforts, to the extent legally possible, to ensure the resignation of the current members of the management board of the Company, Mr. Horst Brinkmeier and Mr. Peter Heidenfelder immediately prior to the Closing with effect as of the Closing. Moreover, TC shall use its best efforts, to the extent legally possible, to ensure that the supervisory board of the Company appoints the persons enumerated in Annex 6.2 as new members of the management
                                      ---------
board of the Company with effect on the date of Closing and to ensure the resignation of the members of the supervisory board from their office following such appointment at the Closing.

     9.4 TC shall use its best efforts, to the extent legally possible, to ensure that the Company revokes prior to the Closing and with effect as of the Closing all and any special commercial powers of attorney (Prokuren) and other commercial powers of attorney (Handlungsvollmachten) granted on behalf of the Company.

     9.5 TC shall indemnify and hold harmless SPI and the Company from and against all tax payment obligations, social security contributions and other public charges for any and all periods prior to and through the Closing, pro rata if applicable, also if and to the extent that no accruals have been made in respect of such taxes in the Closing Statement.

9.6 In connection with its former business operation sold to various buyers, the Company shall divide up and pass on the shares of any service charges (including VAT) not having yet been invoiced for the provision and use of cable interconnection points to such buyers, in accordance with their contractually agreed share of the invoices, following the receipt of the relevant invoice or invoices from Deutsche Telekom AG or its legal successors. TC shall ensure that all charges that are passed on are paid to the Company by the buyers within two weeks of being notified of such charges. Should the Company not receive the payment within the two-week period, TC shall reimburse the amount in default to the Company upon its first request. TC shall also indemnify and hold the Company harmless for any liabilities to Deutsche Telekom AG or its legal successors arising from the provision and use of cable interconnections which cannot be passed on to the buyers.

                                  10.  GENERAL
                                  ------------

     10.1 The application of Sections 460 and 464 of the German Civil Code (Burgerliches Gesetzbuch) and Section 377 of the German Commercial Code (Handelsgesetzbuch) is excluded.

     10.2 All notices or other communications to any Party hereto hereunder shall be deemed to have been duly given only if made in writing in German, if delivered to the following addressees and if made in the following manner: (i) hand delivery against a receipt signed and dated by the addressee, (ii) facsimile, (iii) registered mail (return receipt requested) or (iv) overnight courier service:

     If  to  TC:

     Tele  Columbus  GmbH
     Attn:  Dr.  Herbert  Leifker
     Peiner  Strasse  8
     30519  Hanover
     Germany

     If  to  SPI:

     Sutton  Park  International  Limited
     Attn:  Michael  J.  Smith
     17  Dame  Street
     Dublin  2
     Ireland

     Including  a  copy  to:

     Cleary,  Gottlieb,  Steen  &  Hamilton
     Attn:  Thomas  M.  Buhl
     Main  Tower
     Neue  Mainzer  Strasse  52
     60311  Frankfurt  am  Main
     Germany

     If  to  the  Company:

     Digitale  Telekabel  AG
     Attn:  Chairman  of  the  Management  Board
     Peiner  Strasse  8
     30519  Hanover
     Germany

     The Parties shall be deemed to have received the notice or communication on the date stated on the receipt by the addressees for hand delivery, on the date of the send receipt of the facsimile, on the date set forth as delivery date on the return receipt for registered mail, or on the date set forth as delivery of the courier.

     Each  party  may  change  the  named  recipient by notice according to this
Section  10.2.

     10.3 This Agreement contains all agreements between the parties. No ancillary agreements have been concluded. Any and all previous arrangements or agreements or other understandings of any kind related to this transaction shall be superseded in full by this Agreement.

     10.4 This Agreement may only be supplemented, amended or terminated by an instrument in writing signed by all parties. This written form requirement can only be waived by an instrument in writing signed by all parties.

     10.5 Unless expressly provided otherwise in this Agreement, each of the parties shall bear its own costs or expenses in connection with the preparation, negotiation, execution and performance of this Agreement, including any taxes, attorneys' fees, auditors' fees as well as fees of other representatives and advisors.

     10.6 This Agreement and its terms shall be kept confidential except as required by statutory regulations, decisions by any governmental authorities, rules of any stock exchange, NASD or NASDAQ or by the depositaries and custodians in connection with the ADR program of the Company in which case the Party intending to disclose shall give prior notice to each of the other Parties..

     10.7 This Agreement and the rights and obligations set forth herein may not be transferred or assigned to other parties without the prior written consent of each of the other parties.

     10.8 This Agreement shall be governed by the laws of the Federal Republic of Germany.

     10.9 The place of jurisdiction in respect of all claims arising out of or in connection with this Agreement is Frankfurt am Main.

     10.10 Should any provision of this Agreement be or become invalid or unenforceable, this shall not affect the validity of the remaining provisions hereof. The parties shall agree to a valid provision resembling the economic intent of the invalid or unenforceable provision to the greatest extent possible. The same applies by analogy to any gaps in this Agreement.

     Frankfurt  am  Main,  this  18th  day  of  October  2001


Tele  Columbus  GmbH:


________________________
Dr.  Herbert  Leifker


________________________
Andreas  Knuppel


Sutton  Park  International  Limited:


________________________
Michael  J.  Smith


Digitale  Telekabel  AG


________________________
Horst  Brinkmeier


________________________
Peter  Heidenfelder

ANNEX  6.2

                     1. NEW MEMBERS OF THE MANAGEMENT BOARD
                     --------------------------------------

     1.1     Claudio  Morandi

     1.2     Edward  Seligman

     1.3     Michael  J.  Smith

ANNEX  7.11

                          1. LIABILITIES AND GUARANTEES
                          -----------------------------

     Guarantee by Commerzbank Aktiengesellschaft, Adickesallee 37-39, 60322 Frankfurt am Main to Lindner Grundstucksverwertungsgesellschaft mbH und Co. KG, Mozartstrasse 51, 72458 Albstadt-Ebingen, dated August 12, 1996
* Object: security deposit for space rented by the Company located at Rennbahnstrasse 72-74, 60528 Frankfurt am Main, in the lease dated July 8, 1996.
*     Duration:  until  the  return  of  the  guarantee  deed
*     Amount:  DEM  26,781.00

ANNEX  7.12


               1.     WRITTEN OR VERBAL AGREEMENTS OR ARRANGEMENTS
               --     --------------------------------------------

     1.1   Arrangement  between  TC  and  the  Company  dated October 15, 2000
     * Object: authorization of account holder TC to optimize interest yield in automatic cash management system ("ACMS") and to set interest rates for balances in the ACMS.
     * Duration: terminated automatically when ACMS-Agreement with Commerzbank is terminated
     *     Interest  due  by  October  5,  2001:  approx.  DEM 20,000.00
           (this amount corresponds to average interest income for one month)

     1.2 Insurance Contract no. 26940287-4 between ARAG Allgemeine Rechtsschutz-Versicherungs AG ("ARAG"), Yorckstrasse 21, 40464
Dusseldorf, and the  Company  dated  December  14,  1998
     *     Object:  special  protection  for  companies  in  criminal  matters
     *     Duration:  December  1,  1998  until  December  1,  2003
     *     Premium:  DEM  1,667.50  p.a.
     *     Premium  due  until  contract  expires:  DEM  3,335.00

     1.3 Insurance Contract no. 26940296-3 between ARAG and the Company dated December 14, 1998
     *     Object:  legal  expenses  insurance
     *     Duration:  December  1,  1998  until  December  1,  2003
     *     Premium:  DEM  1,723.98  p.a.
     *     Premium  due  until  contract  expires:  DEM  3,447.96

     1.4 Insurance Contract no. 26940298-7 between ARAG and the Company dated December 22, 1998
     *     Object:  D&O  liability
     *     Duration:  December  1,  1998  until  December  1,  2003
     *     Premium:  DEM  6.394,00  p.a.
     *     Premium  due  until  contract  expires:  DEM  12,788.00

     1.5 Insurance Contract no. 27037732-2 between ARAG and the Company dated March 10, 2000
     *     Object:  pecuniary  loss  liability  insurance
     *     Duration:  March  1,  2000  until  March,  1  2005
     *     Premium:  DEM  1402.00  p.a.
     *     Premium  due  until  contract  expires:  DEM  4,206.00

     1.6 Insurance Contract between Volksfursorge Deutsche Sachversicherung AG and the Company dated January 31, 2001
     *     Object:  third-party  liability  insurance

     *     Duration:  January  25,  2001  until  January  1,2002
     *     Premium:  DEM  399.50  p.a.
     *     Premium  due  until  contract  expires:  DEM  0.00

     1.7 Contract between NASDAQ Stock Market Inc., Washington DC 20073-0570, U.S.A., and the Company
     *     Object:  listing  on  NASDAQ  SmallCap  Market
     *     Fees:  USD  500.00  p.a.
     *     Outstanding  fees  for  2001:  USD  500.00

     1.8 Depositary Agreement between Bank of New York, One Wall Street, New York, NY, U.S.A., and the Company dated December 12, 1996 as amended on September  27,  1999
     *     Object:  Deposit  of  the  Company's  ADRs
     * Duration: Agreement may be terminated by each party at any time with 90 days prior notice.
     *     Fees:  USD  16,000.00  p.a.  (for  2001),  USD 20,000.00 p.a.
           (as of 2002)
     *     Outstanding  fees  for  2001:  USD  8,000.00

     1.9 Pooling Contract between Heidenfelder GmbH & Co. KG, Saalburgallee 2, 60385 Frankfurt am Main, and the Company dated March 13, 2000
     * Object: pooling of cable holdings of both parties in relation to the settlement with Deutsche Telekom AG
     *     Duration:  May  1,  2000  until  December  31,  2001
     * Payment: Company receives all additional quantity discounts exceeding a basic discount of 9.5%; final invoice in the amount of approx. DEM 161,000.00 was issued by the Company

     1.10 Cooperation Agreement and supplemental arrangement to the Cooperation Agreement between Kabel Deutschland GmbH ("KDG"), Key Account Management Bezirk Mitte, Fehlheimer Strasse 86, 64625 Bensheim, and the Company dated November 2, 1999
     * Object: use of all existing and future cable connections/ interconnection points for the Company in the public broadband net operated by KDG
     * Duration: Agreement may be terminated by each party with 12 months prior notice with effect as of the end of the fiscal year, but not before December 31, 2010.

     1.11 Lease Agreement between Lindner Grundstucksverwaltungs GmbH & Co. KG, Mozartstrasse 51, 72458 Albstadt-Ebingen and the Company dated July 8, 1996
     * Object: 267.68 m2 office space located at Rennbahnstrasse 72-74, 60528 Frankfurt am Main
     *      Duration:  July  8,  1996  until  July  8,  2002
     * Rent: DEM 11,599.29 per month (including an advance on ancillary costs and VAT)

     1.12   Sublease  Agreement  between  MAZARS  Revisions-  und
Treuhandgesellschaft mbH, Rennbahnstrasse 72-74, 60528 Frankfurt am Main, and the Company dated November 10, 2000 and November 20, 2000

     * Object: 109,87 m2 Office space located at Rennbahnstrasse 72-74, 60528 Frankfurt am Main
     *      Duration:  August  1,  2000  until  June  30,  2002
            (not  July  8, 2002!)
     * DEM 4,760.96 per month (including an advance on ancillary costs and VAT)

     1.13 Sublease Agreement between newtron AG, Rennbahnstrasse 72-74, 60528 Frankfurt am Main, and the Company dated November 22,2000
     * Object: 157.81 m2 office space located at Rennbahnstrasse 72-74, 60528 Frankfurt am Main
     *      Duration:  November  22,  2000  until  December  31,  2001
     * DEM 6,838.33 per month (including an advance on ancillary costs and VAT)

     1.14 Consultancy and brokerage agreement between Bershin Mergers & Acquisitions, Lindenweg 3, 61476 Kronberg/Taunus, and the Company dated November 20, 2000 and November 23, 2000, respectively
     *      Object:  referral  or  brokerage  of objects and/or advice on negotiations
     * Duration: terminated on September 13, 2001 with effect as of December 12, 2001, alternatively in due time by March 31, 2002
     *      Outstanding  commission:  DEM  0.00

     1.15   Purchase  agreement between TC and the Company dated
September 28, 2001
     *      Object:  sale  of  a  car  BMW  728i  Automatic  to  TC
     *      Purchase  Price:  DEM  32,319.22
     *      Date  payment  is  due:  immediately

     1.16 Sale and transfer agreement between KVG E. Sturm Kabelanschluss-Vermeitungs GmbH & Co. KG ("KVG"), Frankfurter Strasse 101, 65479 Raunheim, and the Company dated September 27, 2001 and October 31, 2001
     * Object: sale and transfer of claims for reimbursement against Deutsche Telecom AG to KVG
     *      Transfer  of  claims:  with  immediate  effect
     *      Purchase  Price:  DEM  37,692.92
     *      Date  payment  is  due:  immediately

     1.17 Sale and transfer agreement between KVG and the Company dated October 1, 2001
     * Object: sale and transfer of claims against from former cable television customers
     *      Transfer  of  claims:  with  effect  as  of  September  28,  2001
     *      Purchase  Price:  DEM  37,692.92
     *      Date  payment  is  due:  October  1,  2001

     1.18 Sale and transfer agreement between N. Kohl KG, Rheinstrasse 105, 55424 Munster-Sarmsheim and the Company dated September 29, 2001
     * Object: sale and transfer of claims against former cable television customers in the amount of DEM 99,299.75
     *      Transfer  of  claims:  with  immediate  effect

     *      Purchase  Price:  DEM  4,500.00
     *      Date  payment  is  due:  October  15,  2001

     1.19 Sale and transfer agreement between ImmoMediaNet GmbH, registered in the commercial register of the Local Court of Hamburg under HRB 77 484 dated July 6, 2001
     * Object: Sale and transfer of a share in the amount of DEM 5,000.00 in the limited liability company Deutsche Netzmarketing GmbH, with its registered office in Hamburg,
     *      Transfer  of  the  share:  subject  to  full payment of the purchase price
     *      Purchase  Price:  DEM  5,000.00
     *      Date  payment  is  due:  immediately

ANNEX  7.13

                               1.     CONSULTANTS
                               --     -----------

     1.1 Dr. Ajju P. Rao, attorney-at-law, consultancy agreement, expires December 31, 2001, monthly fee of DEM 5,000.00;

     1.2 Schwantag & Kraushaar GmbH, Siesmayerstrasse 12, 60323 Frankfurt am Main, auditor of the Company for fiscal year 2001, fee is charged according to expense.

ANNEX  7.14


       1.     ADMINISTRATIVE ORDERS, JUDICIAL DECISIONS, ORDERS, DECREES,
       --     -----------------------------------------------------------
        RESOLUTIONS OR AWARDS, PENDING OR THREATENING LEGAL PROCEEDINGS,
        ----------------------------------------------------------------
ADMINISTRATIVE PROCEDURES, ARBITRATION PROCEEDINGS OR PRELIMINARY INVESTIGATIONS
--------------------------------------------------------------------------------

     1.1 Claim asserted by SI Sachwert-Immobilien-Service & Bautrager GmbH ("SI"), Heinestrasse 7 b, 97070 Wurzburg, against the Company to bear the costs of a legal action by SI against DeTeKabel Kabel Service GmbH in the amount of DEM 182,560.50 based on a letter of the Company dated May 28, 1998.

SCHEDULE  I

                                ESCROW AGREEMENT

among

     Tele Columbus GmbH, Peiner Strasse 8, 30519 Hanover, represented by the general manager Dr. Herbert Leifker and the holder of a special commercial power of attorney (Prokurist) Mr. Andreas Knuppel

                                             - hereinafter referred to as "TC" -

and

     Sutton Park International Limited, 17 Dame Street, Dublin 2, Ireland, a wholly-owned subsidiary of MFC Bancorp Ltd., represented by Mr. Michael J. Smith

                                        - hereinafter referred to as the "SPI" -

and

     Attorney-at-law  Bernhard  Ludwig,  Zeil  65-69,  60313  Frankfurt am Main,

                          - hereinafter also referred to as the "ESCROW AGENT" -

RECITAL

WHEREAS, TC and SPI have agreed, subject to the terms and conditions stated herein and in the Agreement for the Sale and Transfer of American Depositary Receipts representing 679,772 shares of Digitale Telekabel AG, a stock corporation organized under the laws of Germany (the "Company") among TC, SPI and the Company dated October 18, 2001 (the "Sale and Transfer Agreement"), that pursuant to Section 3.3 of the Sale and Transfer Agreement on the date of Closing the first installment of the Purchase Price in the amount of DEM 6,530,400.00 (in words: six million five hundred thirty thousand four hundred German marks) shall be paid to the Escrow Account maintained by the Escrow Agent on a payment-versus-delivery basis (Zug um Zug) in exchange for the transfer and assignment of the ADRs. All amounts to be credited to the Escrow Account shall be released by the Escrow Agent in accordance with the terms of this Escrow Agreement. TC and SPI desire to appoint herein the Escrow Agent and to instruct the Escrow Agent regarding the maintenance of the Escrow Account and the release of all amounts credited to the Escrow Account.

ARTICLE  1     DEFINITIONS

     Unless otherwise defined herein, terms defined in the Sale and Transfer Agreement are used herein as therein defined.

ARTICLE  2     APPOINTMENT  OF  ESCROW  AGENT

     TC and SPI hereby appoint Bernhard Ludwig as Escrow Agent hereunder, and Bernhard Ludwig hereby accepts the appointment as Escrow Agent and agrees to act pursuant to the terms and upon the conditions of this Escrow Agreement.

ARTICLE  3     ESCROW  ACCOUNT

     As set forth in Section 3.3 of the Sale and Transfer Agreement, at the Closing, SPI shall pay the first installment of the Purchase Price in the amount of DEM 6,530,400.00 (in words: six million five hundred thirty thousand four hundred German marks) by wire transfer of immediately available funds to the account no. 308323, at the Frankfurter Sparkasse, bank code 500 502 101 (the "Escrow Account"), the receipt of which shall be promptly acknowledged to TC and SPI by the Escrow Agent.

     Subject to the provisions of this Escrow Agreement, the Escrow Agent will invest any funds held in escrow hereunder in interest-bearing fixed-term deposit account with Frankfurter Sparkasse or another a major German bank from which the funds may be withdrawn on a daily basis without penalty. Any earnings from such investments shall be credited to the Escrow Account without deduction of any fees or commission of the Escrow Agent.

ARTICLE  4     RELEASE  OF  THE  ESCROW  AMOUNT

     (a) As provided below, the Escrow Agent shall release from escrow and transfer all amounts that are credited to the Escrow Account (the "Escrow Amount") to TC and/or SPI, as the case may be:

     (1) within two business days after receipt, in accordance with a written instruction, signed by TC and SPI, directing the Escrow Agent to release the Escrow Amount or any portion thereof as set forth in the instruction;

     (2) twenty business days after receipt, and in accordance with, a written instruction (a "Clause (2) Request") signed by SPI, directing the Escrow Agent to release and deliver to SPI the Escrow Amount or any given portion thereof.

     (A) The Escrow Amount or any portion thereof shall only be released if

     (i) the Escrow Agent has promptly after receipt delivered to TC a copy of the Clause (2) Request, and

     (ii) the Clause (2) Request specifies that the Escrow Amount or any given portion thereof is to be released on account of a Purchase Price Adjustment pursuant to Section 3.2 of the Sale and Transfer Agreement and/or an obligation by TC to indemnify SPI pursuant to Section 8.1, 9.1 and/or 9.6 of the Sale and Transfer Agreement, and

     (iii) the Clause (2) Request specifies the amount of the Purchase Price Adjustment or obligation in euros.

     (B) If within fifteen business days after receipt of the Clause (2) Request by the Escrow Agent TC delivers to the Escrow Agent a written objection to such instruction stating that there is no such Purchase Price Adjustment and/or obligation pursuant to Section 8.1, 9.1 and/or 9.6 of the Sale and Transfer Agreement or that the Purchase Price Adjustment and/or obligation pursuant to Section 8.1, 9.1 and/or 9.6 of the Sale and Transfer Agreement is less than the amount set forth in the Clause (2) Request, such lesser amount being specified in euros, the Escrow Agent shall release the Escrow Amount requested by SPI only to the extent there is no objection. After receipt of any such objection, the Escrow Agent shall promptly deliver a copy to SPI.

     (C) Each Clause (2) Request as to which there is an objection shall be referred to as a "Disputed Clause (2) Request".

     (D) The Escrow Amount or portion thereof that is the object of a Disputed Clause (2) Request and not released on account of any such objection may thereafter be released by the Escrow Agent pursuant to further instructions in compliance with clause (1), (3) or (4).

     (3) twenty business days after receipt of, and in accordance with a written instruction (a "Clause (3) Request"), signed by TC, directing the Escrow Agent to release and deliver to TC the Escrow Amount or any portion thereof.

     (A) The Escrow Amount or any portion thereof shall only be released if

     (i) the Escrow Agent promptly after receipt deliver to SPI a copy of the Clause (3) Request, and

     (ii) the Clause (3) Request specifies that the Escrow Amount or any given portion thereof is to be released on account of a Purchase Price Adjustment pursuant to Section 3.3 of the Sale and Transfer Agreement after the presentation and on the basis of a Closing Statement finally determined pursuant to Section 4.3 or 4.5 of the Sale and Transfer Agreement.

     (iii) the Clause (3) Request specifies the amount to b released to TC in euros.

     (B) If within fifteen business days after receipt of a Clause (3) Request SPI delivers to the Escrow Agent a written objection to such instruction stating that there is no such Closing Statement finally determined or, that there is a Purchase Price Adjustment and that therefore there is no Escrow Amount to be released to TC or that the Escrow Amount to be released to TC is less than the amount set forth in the Clause (3) Request, such lesser amount being specified in euros, then the Escrow Agent shall release the Escrow Amount requested by TC only to the extent there is no objection. After receipt of any such objection, the Escrow Agent shall promptly deliver a copy to TC.

     (C) Each Clause (3) Request as to which there is an objection shall be referred to as a "Disputed Clause (3) Request").

     (D) The Escrow Amount or portion thereof that is the object of any Disputed Clause (3) Request and not released on account of any such objection may thereafter be released by the Escrow Agent pursuant to further instructions in compliance with clause (1), (2) or (4).

     (4) within ten business days after receipt and in compliance with an order, a judgment or decision by a German court substantiating a payment obligation on the part of TC to SPI or on the part of SPI to TC.

     (A) The Escrow Amount or any portion thereof shall only be released if

     (i) the Escrow Agent is furnished by TC or SPI with a legal opinion of a German law firm which did not participate in the drafting and negotiation of the Sale and Transfer Agreement and the annexes thereto, to the effect that such order, judgment or decision represents an enforceable, final adjudication by a court of competent jurisdiction, and

    (ii) after receipt the Escrow Agent has promptly delivered a copy of the order, judgment or decision and the legal opinion to the party obligated to make payment

     (b) The release of the Escrow Amount or any portion thereof pursuant to this Article 4 shall be take place by being transferred to the party concerned at the bank account specified by such party, except for that any and all payments to TC from the Escrow Agent may only be made to the account of TC set forth in Section 3.4 of the Sale and Transfer Agreement.

ARTICLE  5     CONCERNING  THE  ESCROW  AGENT

     (a)     TC  and  SPI  acknowledge  and  agree  that  the  Escrow  Agent

     (1) shall be obligated only for the performance of such acts as are specifically set forth in this Escrow Agreement;

     (2) shall not be obligated to take any legal or other action hereunder which might in its judgment involve any expense or liability unless the Escrow
Agent  shall  have  been  furnished  with  acceptable  indemnification;

     (3) may rely on and shall be protected in acting or refraining from acting in compliance with any written notice, instruction, statement, request or document furnished to it hereunder that is signed by an authorized signatory (pursuant to authorized signature declarations attached as Annex 5(a)(3) to this
                                                           -------------
Escrow Agreement) (provided that any instruction to release the Escrow Amount or any portion thereof to any person other than TC or SPI must be signed by both TC and SPI), and shall have no responsibility for determining the accuracy thereof. The authorized signature declaration for TC or SPI may be changed by each party by notice to the respective other party in accordance with Section 6(a).

     (b) Neither the Escrow Agent nor any of its employees shall be liable for any action taken or omitted to be taken hereunder except in the case of gross negligence or willful misconduct. TC and SPI, jointly and severally, covenant and agree to indemnify the Escrow Agent and hold it harmless without limitation from and against any loss, liability or expense of any nature incurred by the Escrow Agent arising out of or in connection with this Escrow Agreement or with the administration of its duties hereunder, including legal fees and other costs and expenses of defending or preparing to defend against any claim or liability arising under this Escrow Agreement, unless such loss, liability or expense shall be caused by the Escrow Agent's gross negligence or willful misconduct.

     (c) The Escrow Agent shall be entitled to compensation in the amount of DEM 10,000 (in words: ten thousand German Marks) plus value added tax at the statutory rate, if applicable, for all its services and expenses hereunder. TC and SPI shall each bear one half of such compensation. The compensation shall be due within 10 days after of the invoice by TC and SPI respectively, but in no event before the Closing.

ARTICLE  6     MISCELLANEOUS

     (a) All notices or other communications to any Party hereto hereunder shall be deemed to have been duly given only if made in writing in German, if delivered to the following addressees and if made in the following manner: (i) hand delivery against a receipt signed and dated by the addressee, (ii) facsimile, (iii) registered mail (return receipt requested) or (iv) overnight courier service:

     If  to  TC:

     Tele  Columbus  GmbH
     Attn.:  Dr.  Herbert  Leifker
     Peiner  Strasse  8
     30519  Hanover
     Germany

     If  to  SPI:

     Sutton  Park  International  Limited
     Attn.:  Michael  J.  Smith
     17  Dame  Street
     Dublin  2
     Ireland

     Including  a  copy  to

     Cleary,  Gottlieb,  Steen  &  Hamilton
     Attn:  Thomas  M.  Buhl
     Main  Tower
     Neue  Mainzer  Strasse  52
     60311  Frankfurt  am  Main
     Germany

     If  to  the  Escrow  Agent:

     Bernhard  Ludwig,  Esq.
     Zeil  65-69
     60313  Frankfurt  am  Main
     Germany

     The Parties shall be deemed to have received the notice or communication on the date stated on the receipt by the addressees for hand delivery, on the date of the send receipt of the facsimile, on the date set forth as delivery date on the return receipt for registered mail, or on the date set forth as delivery of the courier.

     Each  Party  may  change  the  named  recipient by notice according to this
Article  6  (a).

     (b) This Escrow Agreement contains all escrow agreements between the Parties. No ancillary escrow agreements have been concluded. Any and all previous arrangements or agreements or other understandings of any kind related to this escrow relationship shall be superseded in full by this Escrow Agreement.

     (c) This Escrow Agreement may only be supplemented, amended or terminated by an instrument in writing signed by all parties. This written form requirement can only be waived by an instrument in writing signed by all parties.

     (d) Unless expressly provided otherwise in this Escrow Agreement, each of the Parties shall bear its own costs or expenses in connection with the preparation, negotiation, execution and performance of this Escrow Agreement, including any taxes, attorneys' fees, auditors' fees as well as fees of other representatives and advisors.

     (e) This Escrow Agreement and its terms shall be kept confidential except as required by statutory regulations, decisions by any governmental authorities, rules of any stock exchange, NASD or NASDAQ or by the depositaries and custodians in connection with the ADR program of the Company in which case the Party intending to disclose shall give prior notice to each of the other Parties.

     (f) This Escrow Agreement and the rights and obligations set forth herein may not be transferred or assigned to other Parties without the prior written consent of each of the other Parties.

     (g) This Escrow Agreement shall be governed by the laws of the Federal Republic of Germany.

     (h) The place of jurisdiction in respect of all claims arising out of or in connection with this Escrow Agreement is Frankfurt am Main.

     (i) Should any provision of this Escrow Agreement be or become invalid or unenforceable, this shall not affect the validity of the remaining provisions hereof. The Parties shall agree to a valid provision resembling the economic intent of the invalid or unenforceable provision to the greatest extent possible. The same applies by analogy to any gaps in this Escrow Agreement.

Frankfurt  am  Main,  this  18th  day  of  October  2001


Tele  Columbus  GmbH:


________________________
Dr.  Herbert  Leifker


________________________
Andreas  Knuppel


Sutton  Park  International  Limited:


________________________
Michael  J.  Smith


Escrow  Agent:


________________________
Bernhard  Ludwig

ANNEX  5(a)(3)


AUTHORIZED  SIGNATURE  DECLARATIONS



For  Tele  Columbus  GmbH:


________________________
Dr.  Herbert  Leifker


________________________
Andreas  Knuppel


For  Sutton  Park  International  Limited:


________________________
Michael  J.  Smith